As Filed With the Securities and Exchange Commission on November 10, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMSURG CORP.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-1493316 (I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)
AmSurg Corp.
2006 Stock Incentive Plan, as amended
(Full Title of the Plan)
Claire M. Gulmi
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and Address of Agent for Service)
(615) 665-1283
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
J. James Jenkins, Jr., Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
CALCULATION OF REGISTRATION FEE

Title of Each Class of
Securities To Be	Amount To Be	Proposed Maximum	Proposed Maximum	Amount Of
Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	158,205 shares	$18.30 (2)	$2,895,151.50 (2)	$207

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on November 3, 2010.

Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Registrant’s 2006 Stock Incentive Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statement on Form S-8 (Registration No. 333-134948) previously filed by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.
Item 8. Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.2	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Bass, Berry & Sims PLC

10.1	AmSurg Corp. 2006 Stock Incentive Plan, as amended (incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 26, 2010)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of November, 2010.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Christopher A. Holden and Claire M. Gulmi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Holden Christopher A. Holden	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2010

/s/ Claire M. Gulmi Claire M. Gulmi	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	November 10, 2010

/s/ Steven I. Geringer Steven I. Geringer	Chairman of the Board	November 10, 2010

/s/ James A. Deal James A. Deal	Director	November 10, 2010

/s/ Thomas G. Cigarran Thomas G. Cigarran	Director	November 10, 2010

Signature	Title	Date

/s/ Henry D. Herr Henry D. Herr	Director	November 10, 2010

/s/ Kevin P. Lavender Kevin P. Lavender	Director	November 10, 2010

/s/ Ken P. McDonald Ken P. McDonald	Director	November 10, 2010

John W. Popp, Jr., M.D.	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.2	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Bass, Berry & Sims PLC

10.1	AmSurg Corp. 2006 Stock Incentive Plan, as amended (incorporated by reference to the Registrant’s Current Report on Form 8-K, dated May 26, 2010)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to this Registration Statement)